                                ESCROW AGREEMENT

         THIS ESCROW AGREEMENT (this "Escrow Agreement") is made and entered into as of February 16, 2001, by and among HIGH SPEED NET SOLUTIONS, INC. a Florida corporation (the "Buyer"), SUMMUS, LTD., a Delaware corporation (the "Seller"), and BRANCH BANKING AND TRUST COMPANY, a North Carolina banking corporation (the "Escrow Agent").

                                   WITNESSETH:

         WHEREAS, the Buyer, the Seller and the other signatories thereto entered into an Asset Purchase Agreement dated as of the date hereof (the "Purchase Agreement"), providing for the purchase by the Buyer from the Seller of the Assets (as defined in the Purchase Agreement);

         WHEREAS, pursuant to the Purchase Agreement, the Seller has undertaken certain indemnity obligations for the benefit of the Buyer as provided therein; and

         WHEREAS, the Buyer and the Seller have agreed that the Seller's obligations pursuant to the Purchase Agreement shall be secured pursuant to this Escrow Agreement by the Escrow Fund as described herein;

         NOW, THEREFORE, in consideration of the premises, covenants and agreements set forth in this Escrow Agreement and of other good and valuable consideration, the receipt and legal sufficiency of which the parties hereto hereby acknowledge, and intending to be legally bound hereby, and as an inducement for the execution and delivery of the Purchase Agreement, the Buyer, the Seller and the Escrow Agent hereby agree as follows:


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                                    ARTICLE I

                           DESIGNATION OF ESCROW AGENT

         1.1 Designation of Escrow Agent. The Buyer and the Seller hereby designate and appoint Branch Banking and Trust Company, a North Carolina banking corporation having an office and place of business located at 223 West Nash Street, Wilson, North Carolina, 27893, as Escrow Agent for the purposes set forth herein. The Escrow Agent hereby accepts such appointment and agrees to act in furtherance of the provisions of the Purchase Agreement, but only upon the terms and conditions provided in this Escrow Agreement.

                                   ARTICLE II

                             DEPOSIT OF ESCROW FUND;
                DEADLINE FOR CLAIMS; DISTRIBUTION OF ESCROW FUND
                    UPON TERMINATION OF THIS ESCROW AGREEMENT

         2.1      Escrow.

         2.1.1 On the date of this Escrow Agreement, the Buyer is depositing with the Escrow Agent on behalf of the Seller Two Thousand (2,000) shares of the Buyer's Series B Convertible Preferred stock ("SERIES B STOCK") (the "ESCROW SHARES"), pursuant to Section 2 of the Purchase Agreement. The Escrow Agent shall also hold under this Escrow Agreement any cash, securities or other property that may be distributed on account of the Escrow Shares (collectively with the Escrowed Shares, the "ESCROW FUND").

         The Escrow Agent shall hold and dispose of the Escrow Fund as hereinafter provided. Notwithstanding any other provisions of this Escrow Agreement or the Purchase Agreement, neither the Seller nor the Buyer shall be considered to have an ownership interest in the Escrow Funds for purposes of transfer, attachment or otherwise until such Escrow Funds are paid or otherwise distributed under the terms hereof.


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         2.1.2    After its receipt thereof, the Escrow Agent shall hold the
Escrow Shares in accordance with this Escrow Agreement and shall (to the extent legally permissible) vote the Escrow Shares in accordance with the written instructions (if any) provided by the Representative (as defined in Section 2.2 below), in his capacity as voting designee for the Escrow Shares. The Escrow Agent shall not vote any Escrow Shares for which the Escrow Agent has not received from the Representative written instructions in form and substance reasonably satisfactory to the Escrow Agent. The Escrow Agent shall hold the Escrow Fund separate and apart from any other fund or account maintained by the Escrow Agent, and the Escrow Fund shall not be subject to lien or attachment by any creditor of any party hereto. The Escrow Fund shall be used solely for the purposes and subject to the conditions set forth in this Escrow Agreement. The Escrow Agent may treat the Representative as the duly authorized agent and representative of Seller for all purposes as set forth in Section 2.2 below.

         2.1.3 In accordance with Sections 2.1(b) and 3.2(a)(v)(B) of the Purchase Agreement, at the Closing (as defined in the Asset Purchase Agreement) the Buyer shall issue and deliver, or cause to be delivered to the Escrow Agent one or more stock certificates (the "ESCROW CERTIFICATES"), each of which shall be in the name of the Escrow Agent as escrow agent hereunder, representing the Escrow Shares. Upon receipt by the Escrow Agent of the Escrow Certificates, the Escrow Agent shall execute and deliver a written receipt therefore to HSNS and the Representative. Thereafter, the Escrow Agent shall hold and distribute the Escrow Certificates and shares held in the Escrow Funds in accordance with the terms hereof.

         2.1.4 For all purposes pursuant to this Escrow Agreement, including without limitation the distribution of the Escrowed Shares, the value of each share held in the Escrow Shares on a date on which distribution is to be made to Buyer on amount of a claim, as described in Article III below, shall be deemed to be that number of shares of Buyer's common stock for which the Escrow Share may then be converted multiplied by the average of the closing bid and asked price per share of Buyer's common stock for the ten trading days prior to the payment date (the "ESCROW SHARE VALUE"); provided, however, that in the event that during the term of this Escrow Agreement, the Buyer shall change the number of shares of its common stock that are issued and outstanding as a result of any stock split, stock dividend or similar recapitalization, the Escrow


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Share Value shall be proportionately adjusted correspondingly. The Buyer shall certify any such adjustment to the Escrow Agent in writing.

         2.2 Appointment of Representative. The Seller hereby appoints Bjorn Jawerth, effective as of the Closing Date, to serve as its representative (such representative, or any successor representative appointed by the Seller, the "REPRESENTATIVE") and their true and lawful agent and attorney in fact with respect to the matters arising in connection with this Escrow Agreement, including but not limited to the power and authority on behalf of the Seller to do any one or all of the following:

         (a) give any written notices or consents and seek any declaratory judgments, damages or other appropriate relief from a court or other tribunal that the Representative may consider necessary or appropriate;

         (b) give any written direction to the Escrow Agent as the Representative may consider necessary or appropriate;

         (c) make, execute and deliver such amendments of and supplements to this Escrow Agreement or any other agreements, instruments or documents relating hereto that the Representative may consider necessary or appropriate and not materially adverse to the Seller's interests hereunder, such authority to be conclusively evidenced by the execution and delivery thereof; and

         (d) take all actions and do all things, including but not limited to the execution and delivery of all documents necessary or proper, required, contemplated or deemed advisable by the Representative, and generally to act for and in the name of the Seller with respect to this Escrow Agreement. All action to be taken hereunder by the Seller shall be taken by the Representative unless specifically provided to the contrary herein, and the Escrow Agent shall be entitled to rely exclusively on instructions and notices provided on the Seller's behalf by the Representative.


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         2.3      Deadline for Claims and Termination of Escrow Agreement. The
Buyer shall not be entitled to assert any new claim against the Escrow Fund after the one year anniversary of the execution of this Escrow Agreement (the "CLAIMS DEADLINE"); provided, however, that any claim asserted on or prior to the Claims Deadline (whether or not formal legal action shall yet have been commenced based upon such claim) shall continue, subject to final resolution as provided herein. This Escrow Agreement shall terminate upon the earlier of: (1) the complete distribution of the Escrow Fund in accordance with this Escrow Agreement; (2) if no claims have been asserted in accordance with Article III, on the Claims Deadline; or (3) if claims have been asserted in accordance with
Article III prior to the Claims Deadline, then whenever all such claims are resolved according to Article III.

         2.4 Distribution of the Escrow Fund Upon Termination of the Escrow Agreement. Within five (5) business days after the Claims Deadline, the Escrow Agent shall deliver to the Seller that portion of the Escrow Fund not otherwise subject to claims pursuant to Article III. Thereafter, the balance of the Escrow Fund, if any, shall continue to be held by the Escrow Agent in accordance with the terms of this Escrow Agreement until all claims asserted against the Escrow Fund have been finally resolved in accordance with Article III below; whereupon, the remaining balance of the Escrow Fund and all interest accrued thereon shall be remitted to the Seller in full discharge of the Escrow Agent's obligations under this Escrow Agreement.

                                   ARTICLE III

                           PAYMENT FROM ESCROW SHARES

         3.1 Claims Against Escrow Fund. If at any time on or prior to the Claims Deadline, the Buyer shall assert a claim arising out of the Purchase Agreement, the Buyer shall notify the Escrow Agent and the Representative in writing of such claim and the basis therefor. The Buyer's notice also shall state the amount of any liability, loss, damage or expense incurred by or imposed upon the Buyer on account hereof.


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                  (a)      If such liability, loss, damage or expense is
                  liquidated in amount, the notice shall so state and the stated amount shall be deemed the amount of the particular liquidated claim that is asserted against the Escrow Fund on behalf of the Buyer.

                  (b) If, however, the liability, loss, damage or expense is not liquidated in amount, the notice shall so state, in which event an unliquidated claim shall be deemed to have been asserted against the Escrow Fund on behalf of the Buyer.

                  (c) No payment or distribution shall be made by the Escrow Agent out of the Escrow Fund for any asserted claims (whether liquidated or unliquidated) before the Claims Deadline.

         3.2 Resolution of Asserted Claims Against the Escrow Fund. If, within ten (10) days after the Buyer gives notice to the Escrow Agent and the Representative of an asserted claim pursuant to Section 3.1 above, the Representative shall fail to notify the Escrow Agent and the Buyer, in writing, that the Representative denies the right of the Buyer to any indemnity in respect of the asserted claim, then Seller shall lose its right to dispute such claim and such claim will be deemed resolved in favor of the Buyer. If such resolved claim is liquidated, the Escrow Agent shall pay such claim to the Buyer on the Claims Deadline. If such resolved claim is unliquidated, the Escrow Agent shall pay such claim to the Buyer as soon as such resolved claim becomes liquidated, but not before the Claims Deadline.

         3.3 Resolution of Disputed Claims Against Escrow Fund. If, within the ten (10) day period after notice of an asserted claim is given to the Escrow Agent and the Representative under Section 3.1 above, the Representative shall notify the Escrow Agent and the Buyer, in writing, that the Seller disputes and denies the asserted claim made by the Buyer against the Escrow Fund, then the parties shall use their respective reasonable best efforts to effect a settlement and compromise of such asserted claim.


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                  (a)      Any liability, loss, damage or expense established by
                  reason of any such settlement and compromise shall be certified in writing to the Escrow Agent by the parties, and, if so certified before the Claims Deadline, the Escrow Agent shall pay to the Buyer on the Claims Deadline out of the Escrow Fund any amount due and owing to the Buyer by reason of such settlement and compromise, but, if the disputed claim is so certified after the Claims Deadline, the Escrow Agent shall pay the Buyer when Escrow Agent receives such certification.

                  (b) If any such settlement and compromise so certified to the Escrow Agent establishes that no amount shall be due and owing to the Buyer under the asserted claim, then the Escrow Agent shall treat the asserted claim as rejected by mutual agreement of the parties, and the asserted claim shall be totally disregarded by the Escrow Agent as if never the subject of assertion against the Escrow Fund.

         3.4 Unresolved Claims Against Escrow Fund. If the parties are unable to settle and compromise any disputed claim asserted against the Escrow Fund, the Escrow Agent shall have no obligation to make any payment or distribution out of the Escrow Fund with respect to such unresolved asserted claim unless and until the asserted claim has become fixed and liquidated and the Escrow Agent shall have received either:

                  (a) a certificate signed on behalf of the Buyer and the Representative certifying the amount of the asserted claim in dispute and directing payment thereof; or

                  (b) a certified copy of a judgment of a court competent jurisdiction determining the amount of the asserted claim in dispute.

Upon receipt of any such certification, the claim shall be treated as a resolved asserted claim pursuant to Section 3.2 above and the Escrow Agent shall pay and distribute an amount of the Escrow Fund in the manner described in Section 3.2.


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                                   ARTICLE IV
                   RESPONSIBILITIES AND DUTIES OF ESCROW AGENT

         4.1 Rights, Duties, Liabilities and Immunities of Escrow Agent. The Buyer and the Seller hereby agree as follows with respect to the rights, duties, liabilities and immunities of the Escrow Agent:

                  (a) The Escrow Agent shall act as a depository only and shall not be responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness, or validity of the Escrow Fund deposited with it, or any part thereof.

                  (b) The Escrow Agent shall be protected in acting upon any written certificate, notice, request, waiver, consent, receipt or other paper or document furnished to it, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained that the Escrow Agent in good faith believes to be genuine and what it purports to be.

                  (c) The Escrow Agent shall not be liable for any error of judgment, or for any act done or steps taken or made by it in good faith, or for any mistake of fact or law, or for any things that it may do or refrain from doing in connection herewith, except due to the Escrow Agent's own gross negligence or willful misconduct.

                  (d) The Escrow Agent may consult with and obtain advice from legal counsel in the event of any question as to any of the provisions of this Escrow Agreement or its duties hereunder, and the Escrow Agent shall incur no liability and shall be fully protected in acting in good faith in accordance with the opinion and instructions of such counsel. In the event the Escrow Agent consults with and obtains advice from legal counsel pursuant to this subsection (d), the Seller and the Buyer agree to indemnify and save the Escrow Agent harmless from all reasonable attorneys' fees incurred by Escrow Agent.


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                  (e)      The Escrow Agent shall have no duties except those
         expressly set forth herein, and shall not be bound by any notice of a claim or demand with respect thereto, or any waiver, modification, amendment, termination or rescission of this Escrow Agreement, unless in a writing received by it, and, if its duties herein are affected, unless it shall have given its prior written consent thereto.

                  (f) The Escrow Agent is not a party to and is not bound by the Purchase Agreement, nor is it a party to or bound by or charged with notice of any other agreement (other than this Escrow Agreement) out of which the Escrow Fund might arise or to which they may relate.

                  (g) In the event of any disagreement between any of the parties to this Escrow Agreement or between them or any one of them and any other person, resulting in adverse claims or demands being made in connection with the subject matter of this Escrow Agreement, or in the event the Escrow Agent in good faith shall be in doubt as to what action it should take hereunder, the Escrow Agent shall thereupon have the right (i) to refrain from complying with any claims or demands asserted on it as the Escrow Agent or (ii) to refuse to take any other action hereunder, so long as such disagreement continues or exists, and in either such event, the Escrow Agent shall not be or become liable in any way to any person for the Escrow Agent's failure to act, and the Escrow Agent shall be entitled to continue to refrain from acting, until (x) the rights of all parties shall have been fully and finally adjudicated by a court of competent jurisdiction or (y) all differences shall have been adjusted and all doubts resolved by agreement among all of the interested persons, and the Escrow Agent shall have been notified thereof by a writing signed by all such persons. The rights of the Escrow Agent under this subsection (g) are cumulative of all other rights which it may have by law or otherwise.

                  (h) In the event the Escrow Agent becomes involved in litigation in connection with its duties under this Escrow Agreement, the Seller and the Buyer agree to indemnify and save the Escrow Agent harmless from all losses, costs, damages, expenses and attorneys' fees, other than those suffered or incurred by the Escrow Agent


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         as a result of its own gross negligence or willful misconduct. The
         Seller and the Buyer shall be jointly and severally liable to the Escrow Agent for the obligations under this subsection (h); provided however that as between the Buyer and the Seller, the prevailing party in any such litigation shall be entitled to collect from the non-prevailing party all amounts that such prevailing party has paid to the Escrow Agent pursuant to this subsection (h).

         4.2 Copies of Certifications, Notices and Other Documentation. Promptly after receipt by the Escrow Agent from the Representative or the Buyer of any written certificate, notice, request, waiver, consent, receipt or other document, the Escrow Agent shall furnish a copy of any of such items to the Representative or the Buyer, as the case may be.

         4.3 Compensation. Upon execution of this Escrow Agreement, the Buyer shall pay to the Escrow Agent the sum of $1,000.00 as the total fee for the Escrow Agent's services hereunder.

         4.4 Successor Escrow Agent. The Escrow Agent or any successor to it hereafter appointed may at any time resign by giving notice in writing to the Seller and the Buyer and the Escrow Agent shall be discharged from its duties hereunder upon the appointment of a successor Escrow Agent as hereinafter provided, or upon the expiration of thirty (30) days after such notice is given. In the event of any such resignation, a successor Escrow Agent shall be appointed by written consent of the Representative and the Buyer. Any successor Escrow Agent shall deliver to the Representative and the Buyer a written instrument accepting the appointment hereunder, and thereupon it shall succeed to all the rights and duties of the Escrow Agent hereunder and shall be entitled to receive all assets then held by the predecessor Escrow Agent hereunder.

         4.5 Court Order or Joint Instructions. Notwithstanding anything to the contrary in this Escrow Agreement:

                  (a) The Escrow Agent may deposit the Escrow Fund with the clerk of any court of competent jurisdiction upon commencement of an action in the nature of


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         interpleader or in the course of any court proceedings relating to or arising out of this Escrow Agreement. The Escrow Agent shall thereupon be released and discharged from any and all further obligations arising in connection with this Escrow Agreement.

                  (b) If at any time the Escrow Agent receives a final non-appealable order of a court of competent jurisdiction or an order of an arbitrator or a panel of arbitrators designated in writing jointly by the Buyer and the Representative, or written instructions signed by the Buyer and the Representative, directing delivery of the Escrow Fund or any portion thereof, the Escrow Agent shall comply with the order or instructions. Upon any delivery or deposit of all of the Escrow Fund as provided in this Section 4.5, the Escrow Agent shall thereupon be released and discharged from any and all further obligations arising in connection with this Escrow Agreement.

                                    ARTICLE V

                                  MISCELLANEOUS

         5.1 Successors and Assigns. This Escrow Agreement shall be binding upon and shall inure to the benefit of the Seller, the Buyer and the Escrow Agent, and their successors and permitted assigns. Neither the Seller nor the Buyer shall be permitted to assign this Escrow Agreement without the prior written consent of the other party. Upon the liquidation of Seller, this Escrow agreement shall be binding upon and inure to the benefit of the shareholders of Seller in accordance with their rights regarding the Escrow Fund under the Purchase Agreement.

         5.2 Notices. All Necessary notices, demands, and requests required or permitted to be given under this Escrow Agreement shall be in writing and shall be deemed duly given if mailed by certified mail, postage prepaid, addressed as follows:


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         If to the Escrow Agent, to:

                           Branch Banking and Trust Company
                           Attn Margaret H. Smith, Vice President
                           Corporate Trust
                           223 West Nash Street
                           Wilson, North Carolina 27893

         If to the Buyer, to:
                           High Speed Net Solutions, Inc.
                           434 Fayetteville Street Mall
                           Suite 600
                           Raleigh, North Carolina 27601

         With a required copy to its counsel,
                           Kilpatrick Stockton LLP
                           3737 Glenwood Avenue
                           Suite 400
                           Raleigh, North Carolina 27612
                           Attention: Ted Harper, Esq.

         If to the Representative, to:

                           Summus, Ltd.
                           434 Fayetteville Street Mall
                           Suite 200
                           Raleigh, North Carolina
                           Attention: Bjorn Jawerth


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         With a required copy to its counsel,

                           Smith, Anderson, Blount, Dorsett, Mitchell &
                           Jernigan, L.L.P.
                           Lawyers
                           2500 First Union Capital Center
                           Raleigh, North Carolina  27601
                           Attention: R. Marks Arnold, Esq.

or to such other address as shall be furnished in writing by any such party.

         5.3 Entire Agreement. This Escrow Agreement and the Purchase Agreement contain the entire agreement and understanding by and between the parties with respect to the matters herein referred to, and no representations, promises, agreements, or understandings, written or oral, not herein or therein contained shall be of any force or effect.

         5.4 Governing Law. This Escrow Agreement shall be governed by and construed and enforced in accordance with the laws of the State of North Carolina.

         5.5 Severability. If any provision of this Escrow Agreement shall be invalid or unenforceable, the other provisions of this Escrow Agreement shall continue in full force, and the validity and enforceability of such other provisions shall not be adversely affected.

         5.6 Execution in Counterparts. This Escrow Agreement may be executed in two or more counterparts, all of which taken together shall constitute one original instrument.

         5.7 Amendments. This Agreement may not be modified orally, but only by an agreement in writing signed by the parties hereto.

         5.8 Waiver of Consent. No failure or delay on the part of any party hereto in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of


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any other right or power. The rights and remedies of the parties hereunder are cumulative and not exclusive of any rights or remedies that they otherwise would have. No modification or waiver of any provision of this Escrow Agreement, nor consent to any departure by any party therefrom, shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

         5.9 Captions. The Article and Section captions used herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Escrow Agreement.

         5.10 Other Buyer Remedies. The remedies available to the Buyer under this Escrow Agreement, including, without limitation, the right to assert claims against the Escrow Fund pursuant to the Purchase Agreement, shall be in addition to and not to the exclusion of any other rights or remedies available to the Buyer under applicable law, including without limitation any right to assert any such claim directly against the Seller and/or the Shareholders.

         5.11 Taxes, etc. On Escrow Fund. The Seller agrees to pay and discharge promptly all taxes, charges, liens and assessments, if any, against the Escrow Fund.

                    [Signatures appear on the following page]


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         IN WITNESS WHEREOF, the Buyer, the Seller and the Escrow Agent have caused their corporate names to be hereunto subscribed by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                    HIGH SPEED NET SOLUTIONS, INC.


                                    By: /s/ Andrew Fox
                                        ----------------------------------------
                                            Name: Andrew Fox
                                            Title: President and CEO

                                    SUMMUS, LTD.


                                    By: /s/ Bjorn Jawerth
                                        ----------------------------------------
                                            Name: Bjorn Jawerth
                                            Title: President

                                    BRANCH BANKING AND TRUST COMPANY


                                    By: /s/  Margaret H. Smith
                                        ----------------------------------------
                                             Name: Margaret H. Smith
                                             Title: Vice President


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